CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 30, 2024, relating to the financial statements and financial highlights of North Square Spectrum Alpha Fund, North Square Dynamic Small Cap Fund, North Square Multi Strategy Fund, North Square Preferred and Income Securities Fund, North Square Tactical Growth Fund, and North Square Tactical Defensive Fund, each a series of Exchange Place Advisors Trust, for the year ended May 31, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company

COHEN & COMPANY, LTD.

Cleveland, Ohio

September 25 , 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 30, 2024, relating to the financial statements and financial highlights of North Square Core Plus Bond Fund (formerly North Square Trilogy Alternative Return Fund), a series of Exchange Place Advisors Trust, for the year ended May 31, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company

COHEN & COMPANY, LTD.

Cleveland, Ohio

September 25 , 2024